                                                                     EXHIBIT 4.4


                        AGREEMENT TO FURNISH INSTRUMENTS

                         WITH RESPECT TO LONG-TERM DEBT


                 Pursuant to Item 601(b)(4) of Regulation S-K, there is not filed with this report certain instruments with respect to Long-term debt under which the total amount of securities authorized thereunder does not exceed 10 per cent of the total assets of Registrant and its subsidiaries on a consolidated basis. Registrant agrees to furnish a copy of any such instrument to the Commission upon request.


                                        SERVICE CORPORATION INTERNATIONAL



                                        By:  /s/ James M. Shelger
                                           ------------------------------
                                                 James M. Shelger
                                                 Senior Vice President


                                        Date:    March 28, 1997